As filed with the Securities and Exchange Commission on February 22, 2017
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BERKSHIRE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6036 (Primary Standard Industrial Classification Code Number)	04-3510455 (I.R.S. Employer Identification Number)

24 North Street
Pittsfield, Massachusetts 01201
(413) 443-5601
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Michael P. Daly
President and Chief Executive Officer
24 North Street
Pittsfield, Massachusetts 01201
(413) 443-5601
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Lawrence M. F. Spaccasi, Esq. Marc Levy, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-213256

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	92,932 shares (1)	N/A	$— (2)	$— (2)

(1)
Represents the maximum number of additional shares of Berkshire Hills Bancorp, Inc. common stock to be issued pursuant to the merger to which this Registration Statement relates.  The Registrant has previously issued 4,317,235 shares of Berkshire Hills Bancorp, Inc. common stock pursuant to the registration statement on Form S-4, Registration No. 333-213256, which was declared effective on October 21, 2016.

(2)
This Registration Statement is being filed pursuant to Rule 462(b) to cover the issuance of the additional shares of common stock, and does not result in a change as to proposed maximum aggregate offering price and no additional fee is required.

The registrant will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-213256), declared effective as of October 21, 2016, and as supplemented to date, Berkshire Hills Bancorp, Inc. (the “Registrant”) registered an aggregate of 4,317,235 shares of Berkshire Hills Bancorp, Inc. common stock and paid an aggregate fee of $22,321. Following October 21, 2016, outstanding options and warrants to purchase shares of First Choice Bank common stock were exercised and additional shares of First Choice Bank common stock were issued. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 92,932 additional shares of common stock for issuance in connection with the shares of First Choice Bank common stock issued following October 21, 2016.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration No. 333-213256), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Index to Exhibits attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsfield, Commonwealth of Massachusetts, on February 22, 2017.

BERKSHIRE HILLS BANCORP, INC.

By:	/s/ Michael P. Daly Michael P. Daly President, Chief Executive Officer and Director (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael P. Daly Michael P. Daly	President, Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2017

/s/ James M. Moses James M. Moses	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2017

* William J. Ryan	Non-Executive Chairman	February 22, 2017

* Paul T. Bossidy	Director	February 22, 2017

* Robert M. Curley	Director	February 22, 2017

* John B. Davies	Director	February 22, 2017

* J. Williar Dunlaevy	Director	February 22, 2017

* Cornelius D. Mahoney	Director	February 22, 2017

* Laurie Norton Moffatt	Director	February 22, 2017

* Richard J. Murphy	Director	February 22, 2017

* Patrick J. Sheehan	Director	February 22, 2017

* D. Jeffrey Templeton	Director	February 22, 2017

* The undersigned by signing his name hereto does sign and execute this registration statement on Form S-4 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant, which are being filed herewith on behalf of such directors and officers.

By:      /s/ Michael P. Daly                                             February 22, 2017
           Michael P. Daly

EXHIBIT INDEX

5.1	Opinion of Luse Gorman, PC as to the legality of the securities being issued

23.1	Consent of Pricewaterhousecoopers LLP

24	Power of attorney (previously filed with the registrant's Registration Statement on Form S-4 (333-213256), which was filed with the Securities and Exchange Commission on August 23, 2016)